As filed with the Securities and Exchange Commission on June 1, 2000
                                    Registration No.  333-91149


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                    ________________________

           POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
                     REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933
                    ________________________

                BINDLEY WESTERN INDUSTRIES, INC.
     (Exact name of Registrant as specified in its charter)

              INDIANA                                  84-0601662
          (State or other                             (I.R.S. Employer
          jurisdiction of                         Identification Number)
           incorporation
         or organization)

                        8909 PURDUE ROAD
                  INDIANAPOLIS, INDIANA  46268
                         (317) 704-4000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                    ________________________

                       WILLIAM E. BINDLEY
                CHAIRMAN OF THE BOARD, PRESIDENT
                   AND CHIEF EXECUTIVE OFFICER
                BINDLEY WESTERN INDUSTRIES, INC.
                        8909 PURDUE ROAD
                  INDIANAPOLIS, INDIANA  46268
                         (317) 704-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
                     _______________________
                           COPIES TO:
                       JAMES A. ASCHLEMAN
                         BAKER & DANIELS
                           SUITE 2700
                    300 NORTH MERIDIAN STREET
                INDIANAPOLIS, INDIANA  46204-1782
                         (317) 237-0300
                    ________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC:
                         Not applicable.
                    ________________________

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>


        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. <square>

               DEREGISTRATION OF UNSOLD SECURITIES

     Bindley   Western   Industries,   Inc.   ("BWI")   filed   a
Registration Statement No. 333-91149 on Form S-3 with the Securities and Exchange Commission on November 17, 1999 (the "Registration Statement") pursuant to which it registered 2,498,579 shares of common stock, $.01 par value (the "Shares"). The obligation of BWI to maintain the effectiveness of the
Registration Statement for the benefit of the stockholders identified in the Registration Statement (the "Selling Stockholders") expired May 31, 2000. The Selling Stockholders sold an aggregate of 1,719,981 Shares through May 31, 2000. This Post-Effective Amendment No. 1 to the Registration Statement is filed in order to deregister the 778,598 Shares that were not sold, as described above.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 1st day of June, 2000.

                                     BINDLEY WESTERN INDUSTRIES, INC.


                                By:   /S/  WILLIAM   E.   BINDLEY

                                      William E. Bindley
                                      CHAIRMAN OF THE BOARD,
                                      PRESIDENT AND CHIEF
                                      EXECUTIVE OFFICER

        Pursuant  to  the  requirements of the Securities Act  of
1933,  this  Registration  Statement   has  been  signed  by  the
following persons in their respective capacities indicated on June 1, 2000.

    Signature                                         Title

/S/ WILLIAM E. BINDLEY             Chairman of the Board, President, Chief
William E. Bindley                 Executive Officer and Director (Principal
                                   Executive Officer)

/S/ THOMAS J. SALENTINE            Executive Vice President, Chief Financial
Thomas J. Salentine                Officer and Director (Principal Financial
                                   and Accounting Officer)

WILLIAM F. BINDLEY, II*                          Director
William F. Bindley, II
KEITH W. BURKS*                                          Director
Keith W. Burks

SETH B. HARRIS*                                            Director
Seth B. Harris

ROBERT L. KOCH II*                                       Director
Robert L. Koch II

MICHAEL D. MCCORMICK*                          Director
Michael D. McCormick

J. TIMOTHY MCGINLEY*                               Director
J. Timothy McGinley

JAMES K. RISK III*                                           Director
James K. Risk III

K. CLAY SMITH*                                              Director
K. Clay Smith

CAROLYN Y. WOO*                                        Director
Carolyn Y. Woo

*BY: /S/ WILLIAM E. BINDLEY
William E. Bindley
Attorney-in-fact